UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada H3B 5H2
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

Effective October 29, 2007, and in connection with the consummation of the business combination (the “Combination”) of Abitibi-Consolidated Inc. (“Abitibi”) and Bowater Incorporated (“Bowater”), AbitibiBowater Inc. (the “Company”) has engaged PricewaterhouseCoopers LLP as independent registered public accountants. Therefore, PricewaterhouseCoopers LLP will audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2007.

Prior to October 29, 2007, PricewaterhouseCoopers LLP had served as independent registered public accountants for Abitibi and KPMG LLP had served as independent registered public accountants for Bowater and the Company. KPMG LLP was dismissed in connection with the consummation of the Combination.

The decision to engage PricewaterhouseCoopers LLP, and to dismiss KPMG LLP, was made by the Audit Committee of the Board of Directors of the Company, in accordance with the charter of the Audit Committee.

The report of KPMG LLP on the consolidated balance sheet of the Company as of March 31, 2007 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

There have not been, as of March 31, 2007, or during any subsequent interim period preceding KPMG LLP’s dismissal, any (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, or (2) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

A letter from KPMG LLP is attached as exhibit 16.1 to this Report.

Through the date of this Report, neither the Company, Bowater nor any person on their behalf, has consulted with PricewaterhouseCoopers LLP as independent registered public accountant regarding any matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

16.1    Letter from KPMG LLP

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

Date: November 1, 2007	By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Senior Vice President, Corporate Affairs, Chief Legal Officer and Secretary